NUMBER

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J-Long Group Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

US$0.0000375 PAR VALUE ORDINARY SHARES

SHARES

****

CUSIP

ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of *******

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF

J-Long Group Limited

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: *******

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:______________________________

AUTHORIZED SIGNATURE

Director